Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 of our report dated November 21, 2023 relating to the consolidated financial statements of Northern Technologies International Corporation and subsidiaries (the Company), appearing in the Annual Report on Form 10 K of the Company for the year ended August 31, 2023.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota

January 22, 2024